The Power of We ™ Aug 8, 2013 Avaya Q3 2013 Earnings Call Exhibit 99.2

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2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.
2
Forward - Looking Statements
Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect,"
"intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to our filings with the SEC that are available at www.sec.gov and in particular, our 2012 Form 10-K and our Form 10-Q filed with the SEC on May 10, 2013. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
This presentation should be read in conjunction with our Form 8-K filed with the SEC on Aug 8,
2013. Within this presentation, we refer to certain non-GAAP financial measures that involve adjustments to GAAP measures.  A reconciliation between our non-GAAP financial measures and
GAAP financial measures is included on the last two slides of this presentation, which will be available on our web site at www.avaya.com/investors.

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©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.
Fiscal Q3 2013 Financial Highlights
(Amounts other than Revenue and Cash Balance are non-GAAP unless specified)
Revenue of $1.15 billion increased 2.9% over the prior quarter
–
Revenue increase comprised of:
–
Product revenue a 5.9% increase; Service revenue a 0.2% increase
–
Product Book-to-Bill was greater than 1.0
Gross margin increased over the prior quarter to a record of 56.0%
Operating income of $171 million
–
Operating margin of 14.9%
Adjusted EBITDA  of $225 million or 19.5% of revenue
Cash and cash equivalents balance of $271 million as of 6/30/13

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2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.
4
Income Statement
(Amounts non-GAAP (other than Revenue) and dollars in millions)
FQ3 2013 FQ2 2013 FQ3 2012
Revenue
$1,150 $1,118 $1,250
Gross Margin
56.0% 53.7% 53.9%
Operating Margin
14.9% 10.1% 12.7%
Adjusted EBITDA
$225 $172 $225
* For reconciliation of adjusted EBITDA for the second quarter of 2013 see our
Form 10-Q filed with the SEC on May 10, 2013 at www.sec.gov.

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.
5
Revenue by Geographic Region
(Amounts GAAP and dollars in millions)
FQ3 2013 FQ2 2013 FQ3 2012
Revenue
U.S. $639 $592 $666
EMEA $297 $298 $330
APAC $105 $116 $128
AI $109 $112 $126
Total $1,150 $1,118 $1,250
% of Total Revenue
U.S. 55.6% 53.0% 53.3%
EMEA 25.8% 26.7% 26.4%
APAC 9.1% 10.3% 10.2%
AI 9.5% 10.0% 10.1%
Total 100.0% 100.0% 100.0%

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.
6
Balance Sheet and Operating
Metrics
(Dollars in millions, Balance sheet items as of the end of the period indicated)
FQ3 2013 FQ2 2013 FQ3 2012
Total Cash and Cash
Equivalents
$271 $302
$271
Cash from Operations
$11 $82
($91)
Capital Expenditures and
Capitalized Software
$33 $27
$33
Days Sales Outstanding
52 55
52
Inventory Turns
8 8
9
Headcount
15,431 15,953
17,773

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2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.
7
Adjusted EBITDA Reconciliation
2013 2012 2013 2012
Net loss (110) $            (166) $            (387) $            (354) $
Interest expense 122                 107                 346                 324
Interest income (1)                    (1)                    (2)                    (3)
(Benefit from) provision for income taxes (3)                    88                   (9)                    62
Depreciation and amortization 110                 140                 331                 426
118                 168                 279                 455
Impact of purchase accounting adjustments 1                     1                     1                     2
Restructuring charges, net 63                   17                   165                 128
Sponsors' fees 1                     1                     5                     5
Acquisition-related costs 1                     1                     1                     4
Integration-related costs 3                     6                     12                   14
Loss on extinguishment of debt -                  -                  6                     -
Third-party fees expensed in connection with the debt modification -                  -                  18                   -
Non-cash share-based compensation 4                     2                     7                     7
Write-down of assets held for sale to net realizable value -                  4                     -                  4
(Gain) loss on investments and sale of long-lived assets, net (1)                    -                  (1)                    3
Goodwill impairment -                  -                  89                   -
Impairment of long-lived assets 1                     2                     1                     2
Venezuela hyperinflationary and devaluation charges -                  -                  1                     -
Resolution of legal matters 10                   -                  10                   -
Loss (gain) on foreign currency transactions 5                     (5)                    (10)                  7
Pension/OPEB/nonretirement postemployment benefits and
  long-term disability costs 19                   28                   64                   73
Adjusted EBITDA 225 $              225 $              648 $              704 $
Avaya Inc.
Supplemental Schedule of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)
EBITDA
For the three months ended
June 30,
For the nine months ended
June 30,

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2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.
8
Non-GAAP Reconciliation
June 30, Sept. 30, Dec. 31, Mar. 31, June 30,
2012 2012 2012 2013 2013
GAAP Gross Profit $     $     $     $     $
GAAP Gross Margin
Items excluded:
Amortization of technology intangible assets
Impairment of capitalized software development costs - -
Share-based compensation -
Purchase accounting adjustments - -
Non-GAAP Gross Profit $     $     $     $     $
Non-GAAP Gross Margin
Reconciliation of Non-GAAP Operating Income
GAAP Operating Income (Loss) $       $       $       $     $
Percentage of Revenue
Items excluded:
Amortization of acquired assets
Restructuring and impairment charges, net
Acquisition/integration-related costs
Share-based compensation
Impairment of capitalized software development costs - -
Incremental accelerated depreciation - - - -
Goodwill impairment - - - -
Resolution of legal matters - - - -
Purchase accounting adjustments - -
Non-GAAP Operating Income $     $     $     $     $
Percentage of Revenue
Reconciliation of Non-GAAP Gross Profit
and Non-GAAP Gross Margin
For the Three Months Ended
49.8%
47
2
1
674
53.9%
2%
104
21
6
2
2
1
159
12.7%
623
1
23
646
50.6%
46
4
1
698
76
1
54.7%
6%
103
15
6
1
4
1
206
16.1%
666
53.7%
689
55.6%
23
2%
79
84
193
15.6%
22
1
5
2
586
52.4%
600
53.7%
(72)
-6%
18
6
1
113
10.1%
14
71
89
56.0%
627
54.5%
13
644
14
1%
70
63
5
4
1
3
10
1
171
14.9%
1
2
1
Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)